As filed with the Securities and Exchange Commission on July 15, 2004
Registration No. 333-117046

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Alloy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	5961	04-3310676
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

151 West 26th Street, 11th Floor, New York, New York, 10001, (212) 244-4307

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew C. Diamond

Chief Executive Officer
Alloy, Inc.
151 W 26th Street, Suite 11th Floor
New York NY 10001
(212) 244-4307
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Samuel A. Gradess Chief Financial Officer Alloy, Inc. 151 W 26th Street, Suite 11th Floor New York NY 10001 (212) 244-4307	Richard M. Graf Katten Muchin Zavis Rosenman 1025 Thomas Jefferson Street, N.W. East Lobby, Suite 700 Washington, D.C. 20007-5201 (202) 625-3537

     Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.     ☑

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Explanatory Note

      The sole purpose of this Amendment No. 1 to the Registration Statement is to file Exhibit 5.1 to the Registration Statement, as set forth below in Item 16(a) of Part II.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

      The following table sets forth the various expenses, all of which will be borne by the Registrant, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

SEC registration fee	$6,507.52
Trustee fees and Expenses	25,000.00
Accounting fees and expenses	50,000.00
Legal fees and expenses	50,000.00
Printing and mailing expenses	25,000.00
Miscellaneous	5,000.00

Total	$161,507.52

Item 14.	Indemnification of Directors and Officers

      Our restated certificate of incorporation (the “Charter”) provides that we shall indemnify and advance expenses to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (“DGCL”), as amended from time to time, to each person who is or was one of our directors or officers and the heirs, executors and administrators of such a person. Any expenses, including attorneys’ fees, incurred by a person who is or was one of our directors or officers, and the heirs, executors and administrators of such a person in connection with defending any such proceeding in advance of its final disposition shall be paid by us; provided, however, that if the DGCL requires an advancement of expenses incurred by an indemnitee in his capacity as a director or officer, and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan, shall be made only upon delivery to us of an undertaking by or on behalf of such indemnitee, to repay all amounts so advanced, if it shall ultimately be determined that such indemnitee is not entitled to be indemnified for such expenses. Notwithstanding the aforementioned indemnification provisions, we may, at the discretion of our chief executive officer, enter into indemnification agreements with directors or officers.

      Section 145 of the DGCL provides that a corporation has the power to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such director or officer or former director or officer is or was a director, officer, employee or agent of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with such action, suit or proceeding, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such person had no reasonable cause to believe his or her conduct was unlawful, except that, if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware, or any court in which such suit or action was brought, shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

Item 15.	Recent Sales of Unregistered Securities.

      On August 2, 2001, we completed the acquisition of all of the outstanding capital stock of CASS Communications, Inc., an Illinois corporation with a principal place of business in Evanston, Illinois (“CASS”), in exchange for 1,720,392 unregistered shares of our common stock issued to the former sole stockholder of

CASS, $9,700,000 in cash, a contingent note for cash and the promise to issue additional shares of common stock if certain performance targets were met during the 12-month period following the acquisition. The contingent note expired without any payments being made thereunder and no additional shares of common stock were issued to the former stockholder of CASS because the earnings target for the 12-month period following the acquisition were not met. Of the shares issued in this transaction, 258,059 shares were placed in escrow pursuant to an escrow agreement, all of which shares were released from escrow in August 2002.

      On September 28, 2001, Alloy completed the acquisition of all of the outstanding capital stock of Dan’s Competition, Inc. (“Dan’s”), an Indiana corporation with a principal place of business in Mt. Vernon, Indiana in exchange for 2,081,037 unregistered shares of our common stock; $11,000,000 in cash; and two contingent promissory notes, which notes expired in November 2002 without any payments being made thereunder. We issued an additional 37,037 shares of common stock as a working capital adjustment to the purchase price. Of the shares issued in this transaction, 370,370 shares were placed in escrow pursuant to an escrow agreement, all of which shares were released from escrow in October 2002.

      On November 1, 2001, Alloy completed the acquisition of all of the stock of Target Marketing & Promotions, Inc. (“Target”), a Massachusetts corporation that provides market research and promotional activities and services targeted at the Generation Y audience. To pay for the acquisition, we issued 204,967 unregistered shares of our common stock. In addition, on September 13, 2002, December 19, 2002 and November 10, 2003, as additional performance based consideration, we issued an aggregate of 68,401, 484,975 and 619,101 shares of common stock, respectively, based upon Target’s earnings before interest and taxes for the four fiscal quarterly periods and two annual periods beginning November 1, 2001. Of the shares issued in this transaction, 30,745 shares were placed in escrow pursuant to an escrow agreement, all of which shares have been released from escrow.

      On November 1, 2001, Alloy entered into definitive purchase agreements to sell 2.575 million shares of newly issued common stock in a private placement to both new institutional investors and existing shareholders for an aggregate purchase price of $32,187,500.

      On November 26, 2001, Alloy acquired substantially all of the assets of the 360 Youth business of MarketSource Corporation, a Delaware corporation (“MarketSource”), in exchange for 1,839,520 unregistered shares of our common stock; $13,375,000 in cash; and two warrant to purchase up to 110,000 shares of Alloy common stock, each at a price of $13.78 per share. In accordance with its terms terms, the first warrant may be exercised with respect to 50,000 shares of Common Stock on or after November 26, 2002 and prior to November 26, 2007, and with respect to the remaining 50,000 shares of Common Stock, on or after November 26, 2003 and prior to November 26, 2008. The second warrant for 10,000 shares is currently exercisable and expires on November 25, 2007. We also agreed to issue up to an additional 1,545,197 shares of our common stock to the former owner of 360 Youth if 360 Youth, as our new subsidiary, met certain earnings targets over the 12-month period following the closing of the acquisition. All of such 1,545,197 shares were issued on April 10, 2003. Of the shares issued in this transaction, 283,286 were placed in escrow as security for the indemnification of obligations of the former owner of the 360 Youth business to us under the Purchase Agreement between us and MarketSource, which escrowed shares were released in November 2002 after the resolution of all acquisition-related contingencies.

      On January 28, 2002, we issued and sold to Fletcher International, Ltd., a private investment entity, 1,367,366 shares of our common stock, at a purchase price of $21.94 per share, for an aggregate purchase price of $30,000,000, and issued a warrant to purchase up to 888,788 shares of our common stock, in each case subject to adjustment under specified circumstances. As originally issued, the warrant was exercisable in whole or in part at any time on or prior to January 28, 2012 at an exercise price of $21.94 per share, subject to adjustment. In July, 2003, the warrant was adjusted to become exercisable for up to 1,019,291 shares of our common stock at an exercise price of $19.13. Each of the purchase price for our common stock and the exercise price under the warrant was equal to approximately 111% of the closing price of our common stock on January 25, 2002.

      On March 20, 2002, we completed a merger to acquire GFLA, Inc. (“GFLA”), a California corporation, with a principal place of business in Valencia, California. In connection with the merger, we issued 20,000 unregistered shares of our common stock valued at $14.11 per share, for an aggregate value of $282,200, and warrants, valued at $690,925 to purchase up to 100,000 shares of unregistered common stock issued to the former shareholders of GFLA. In valuing the warrants, we assume dividend yield of 0%, volatility of 75%, risk-free interest rate of 4.7%, and an expected life of one year. Each warrant entitles its holder to purchase one share of common stock until May 18, 2003 with respect to 50% of the warrants, and until May 18, 2004 with respect to the remaining 50% of the warrants, at an exercise price of $13.65 per share. GFLA is a retailer and manufacturer of clothing and accessories targeting the girls segment of the Generation Y market.

      On June 10, 2002 and August 19, 2002, as performance-based partial consideration for our prior acquisitions of all of the issued and outstanding capital stock of Triple Dot Communications, Inc. (“Triple Dot”), a Massachusetts corporation, and all of the membership interests of Y-Access LLC (“Y-Access”), a Massachusetts limited liability company, we issued an aggregate of 93,570 shares and 7,798 shares, respectively, of unregistered common stock to the former two shareholders of Triple Dot and the former four securityholders of Y-Access.

      On October 23, 2002, as performance-based partial consideration for our prior acquisition of all of the Strength Magazine assets of Rapid Service Company (“Rapid Service”), an Ohio corporation, we issued an aggregate of 27,248 shares of unregistered common stock to Rapid Service.

      On or about November 1, 2002, as partial consideration for our acquisition of substantially all of the assets of Career Recruitment Media, Inc., an Illinois corporation (CRM”), we issued to the sole shareholder of CRM, a warrant to purchase up to 10,000 shares of our common stock, subject to adjustment under specified circumstances. The warrant is exercisable, in whole or in part, at any time on or before November 1, 2004 at an exercise price of $9.62 per share, subject to adjustment.

      On July 24, 2003 we completed a private offering of $65.0 million aggregate principal amount of our 5.375% Convertible Debentures due August 1, 2023, the (“Debentures”) for aggregate net proceeds of approximately $62.4 million. The Debentures have an annual coupon rate of 5.375%, payable in cash semi-annually. Lehman Brothers Inc., CIBC World Market Corp., J.P. Morgan Securities Inc., and S.G. Cowen Securities Corporation (the “Initial Purchasers”) were the initial purchasers of the Debentures. The Debentures are convertible at any time prior to maturity, unless previously redeemed, at the option of the holders into shares of Alloy common stock at a conversion price of approximately $8.375 per share, subject to certain adjustments and conditions. The Debentures are our general unsecured obligations and will be equal in right of payment to our existing and future senior unsecured indebtedness; and are senior in right of payment to all of our future subordinated debt. We may not redeem the Debentures until August 1, 2008. The holders of the Debentures may put the Debentures back to us at par plus accrued but unpaid interest on each of August 1, 2008, 2013 and 2018, subject to certain conditions. On August 20, 2003, we issued and sold an additional $4.3 million aggregate principal amount of our Debentures to the Initial Purchasers, pursuant to the exercise of an over-allotment option granted to the Initial Purchasers in the purchase agreement relating to the Debentures.

      On or about March 26, 2004, as partial consideration for our acquisition of all of the issued and outstanding stock of InSite Advertising, Inc., a New York corporation (“InSite”), we issued to the former shareholders of InSite, an aggregate of 560,344 shares of our common stock.

      The securities issued in the foregoing transaction were offered and sold in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided in Section 4(2) of the Securities Act, and the regulations promulgated thereunder, relating to sales by an issuer not involving any public offering. No underwriters were involved in the foregoing sales of securities.

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits:

Exhibit
Number

2.1	Acquisition Agreement by and among Alloy, Inc., Dodger Acquisition Corp. and dELiA*s Corp., dated as of July 30, 2003 (incorporated by Reference to Alloy’s Current Report on Form 8-K filed July 31, 2003).

Exhibit
Number

3.1		Restated Certificate of Incorporation of Alloy Online, Inc. (incorporated by reference to Alloy’s Registration Statement on Form S-1 filed March 10, 1999 (Registration Number 333-74159)).
3.2		Certificate of Amendment of Certificate of Incorporation of Alloy Online, Inc. (incorporated by reference to Alloy’s Current Report on Form 8-K filed August 13, 2001).
3.3		Certificate of Amendment of Restated Certificate of Incorporation of Alloy Online, Inc. (incorporated by reference to Alloy’s Current Report on Form 8-K filed March 13, 2002).
3.4		Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock of Alloy Online, Inc. (incorporated by reference to Alloy’s Current Report on Form 8-K filed June 21, 2001).
3.5		Certificate of Designations of Series C Junior Participating Preferred Stock of Alloy, Inc. (incorporated by reference to Alloy’s Current Report on Form 8-K filed April 14, 2003).
3.6		Restated Bylaws (incorporated by reference to Alloy’s Registration Statement on Form S-1 filed March 10, 1999 (Registration Number 333-74159)).
4.1		Form of Common Stock Certificate (incorporated by reference to Alloy’s Registration Statement on Form S-1 filed March 10, 1999 (Registration Number 333-74159)).
4.2		Warrant to Purchase Common Stock, dated as of November 26, 2001, issued by Alloy, Inc. to MarketSource Corporation (incorporated by reference to Alloy’s Current Report on Form 8-K filed December 11, 2001).
4.3		Warrant to Purchase Common Stock, dated as of January 28, 2002, issued by Alloy, Inc. to Fletcher International Ltd. (incorporated by reference to Alloy’s Current Report on Form 8-K/ A filed February 1, 2002).
4.4		Form of Warrant to Purchase Common Stock, dated as of June 19, 2001, issued by Alloy Online, Inc. to each of the purchasers of Alloy’s Series B Preferred Stock (incorporated by reference to Alloy’s Current Report on Form 8-K filed June 21, 2001).
4.5		Warrant to Purchase Common Stock, dated as of March 18, 2002, issued by Alloy, Inc. to Craig T. Johnson (incorporated by reference to Alloy’s 2002 Annual Report on form 10-K filed May 1, 2003).
4.6		Warrants to Purchase Common Stock, dated as of March 18, 2002, issued by Alloy, Inc. to (i) Debra Lynn Millman, (ii) Kim Suzanne Millman, and (iii) Ronald J. Bujarski (substantially identical to Warrant referenced as Exhibit 4.5 in all material respects, and not filed with Alloy’s 2002 Annual Report on Form 10-K, filed May 1, 2003, pursuant to Instruction 2 of Item 601 of Regulation S-K).
4.7		Warrant to Purchase Common Stock, dated as of November 1, 2002, issued by Alloy, Inc. to Alan M. Weisman (incorporated by reference to Alloy’s 2002 Annual Report on form 10-K filed May 1, 2003).
4.8		Form of 5.375% Global Convertible Senior Debenture due 2023 in the aggregate principal amount of $69,300,000 (incorporated by reference to Alloy’s Registration Statement on Form S-3 filed October 17, 2003 (Registration Number 333-109786)).
4.9		Indenture between Alloy, Inc. and Deutsche Bank Trust Company Americas, dated as of July 23, 2003 (incorporated by reference to Alloy’s Registration Statement on Form S-3 filed October 17, 2003 (Registration Number 333-109786)).
5	.1*	Opinion of Katten Muchin Zavis Rosenman regarding the legality of the debentures and shares of common stock being registered.
10.1		Alloy, Inc. Amended and Restated 1997 Employee, Director and Consultant Stock Option and Stock Incentive Plan (incorporated by reference to Alloy’s 2002 Annual Report on form 10-K filed May 1, 2003).
10	.1.1	First Amendment to Alloy, Inc. Amended and Restated 1997 Employee, Director and Consultant Stock Option and Stock Incentive Plan (incorporated by reference to Alloy’s Proxy Statement on Schedule 14A filed on June 2, 2003).
10	.1.2	Second Amendment to Alloy, Inc. Amended and Restated 1997 Employee, Director and Consultant Stock Option and Stock Incentive Plan (incorporated by reference to Alloy’s Registration Statement on Form S-8 filed October 17, 2003 (Registration Number 333-109788)).

Exhibit
Number

10.2		Amended and Restated Alloy, Inc. 2002 Incentive and Non-Qualified Stock Option Plan (incorporated by reference to Alloy’s 2002 Annual Report on Form 10-K filed May 1, 2003).
10.3		Employment Agreement dated February 1, 2004 between Matthew C. Diamond and Alloy Inc. (incorporated by reference to Alloy’s Annual Report on Form 10-K, filed May 27, 2004)
10.4		Employment Agreement dated February 1, 2004 between James K. Johnson, Jr. and Alloy, Inc. (incorporated by reference to Alloy’s Annual Report on Form 10-K, filed May 27, 2004).
10.5		Employment Agreement dated April 19, 1999 between Samuel A. Gradess and Alloy Online, Inc. (incorporated by reference to Alloy’s Registration Statement on Form S-1 filed March 10, 1999 (Registration Number 333-74159)).
10.6		Non-Competition and Confidentiality Agreement dated November 24, 1998 between Matthew C. Diamond and Alloy Online, Inc. (incorporated by reference to Alloy’s Registration Statement on Form S-1 filed March 10, 1999 (Registration Number 333-74159)).
10.7		Non-Competition and Confidentiality Agreement dated November 24, 1998 between James K. Johnson, Jr. and Alloy Online, Inc. (incorporated by reference to Alloy’s Registration Statement on Form S-1 filed March 10, 1999 (Registration Number 333-74159)).
10.8		Non-Competition and Confidentiality Agreement dated November 24, 1998 between Samuel A. Gradess and Alloy Online, Inc. (incorporated by reference to Alloy’s Registration Statement on Form S-1 filed March 10, 1999 (Registration Number 333-74159)).
10.9		Employment Offer Letter dated May 24, 2000 between Robert Bell and Alloy Online, Inc. (incorporated by reference to Alloy’s 2000 Annual Report on Form 10-K filed May 1, 2001).
10.10		Non-Competition and Confidentiality Agreement dated March 24, 2000 between Robert Bell and Alloy Online, Inc. (incorporated by reference to Alloy’s 2000 Annual Report on Form 10-K filed May 1, 2001).
10.11		Incentive Stock Option Agreement dated as of July 19, 2000 between Alloy Online, Inc. and Robert Bell (incorporated by reference to Alloy’s 2000 Annual Report on Form 10-K filed May 1, 2001).
10.12		Non-Qualified Stock Option Agreement dated as of July 19, 2000 between Alloy Online, Inc. and Robert Bell (incorporated by reference to Alloy’s 2000 Annual Report on Form 10-K filed May 1, 2001).
10.13		Flexible Standardized 401(k) Profit Sharing Plan Adoption Agreement (incorporated by reference to Alloy’s Registration Statement on Form S-1 filed March 10, 1999 (Registration Number 333-74159)).
10.14		1999 Employee Stock Purchase Plan (incorporated by reference to Amendment No. 2 to Alloy’s Registration Statement on Form S-1/A filed April 22, 1999 (Registration Number 333-74159)).
10.15		Registration Rights Agreement, dated as of June 19, 2001, by and among Alloy Online, Inc, BayStar Capital, L.P., BayStar International, Ltd., Lambros, L.P., Crosslink Crossover Fund III, L.P., Offshore Crosslink Crossover Fund III Unit Trust, Bayview Partners, the Peter M. Graham Money Purchase Plan and Trust and Elyssa Kellerman (incorporated by reference to Alloy’s Current Report on Form 8-K filed June 20, 2001).
10.16		Standard Office Lease between Arden Realty Finance Partnership, L.P. and Cass Communications, Inc., dated as of September 11, 1998 (incorporated by reference to Alloy’s Quarterly Report on Form 10-Q filed September 14, 2001).
10	.16.1	First Amendment to Standard Office Lease, dated as of November 1, 2001, by and between Arden Realty Finance Partnership, L.P. and Alloy, Inc. (incorporated by reference to Alloy’s 2001 Annual Report on Form 10-K filed May 1, 2002).
10.17		Lease Agreement by and between Bike Land, LLC and Dan’s Competition, Inc., dated September 28, 2001 (incorporated by reference to Alloy’s Quarterly Report on Form 10-Q filed December 17, 2001).
10.18		Modification to Lease, dated November 2, 1999, by and between Alloy, Inc. and Abner Properties Company, dated April 16, 2002 (incorporated by reference to Alloy’s Quarterly Report on Form 10-Q filed June 14, 2002).
10	.18.1	Second Lease Modification Agreement between Alloy, Inc. and Abner Properties Company, c/o Williams Real Estate Co., Inc., dated as of January 28, 2002 (incorporated by reference to Alloy’s Annual Report on Form 10-K filed May 1, 2002). Third lease modification dated August 31, 2002.

Exhibit
Number

10	.18.2	Third Lease Modification and Extension Agreement, dated as of August 31, 2002 between Abner Properties Company c/o Williams USA Realty Services, Inc. and Alloy, Inc. (incorporated by reference to Alloy’s Quarterly Report on Form 10-Q filed December 16, 2002).
10.19		Assignment and Assumption of Lease between Alloy, Inc. and Goldfarb & Abrandt dated as of February 1, 2002 (incorporated by reference to Alloy’s Annual Report on Form 10-K filed May 1, 2002).
10.20		Master Services Agreement, dated as of February 1, 2002, by and between NewRoads, Inc. and Alloy, Inc. (incorporated by reference to Alloy’s Quarterly Report on Form 10-Q filed June 14, 2002).
10.21		Amended and Restated 1996 Stock Incentive Plan of dELiA*s Inc. (incorporated by reference to dELiA*s Inc. Schedule 14A filed June 12, 1998).
10	.21.1	First Amendment to dELiA*s Inc. Amended and Restated 1996 Stock Incentive Plan (incorporated by reference to Alloy’s Registration Statement on Form S-8 filed October 17, 2003 (Registration Number 333-109788)).
10.22		1998 Stock Incentive Plan of dELiA*s Inc. (incorporated by reference to dELiA*s Inc. Annual Report on Form 10-K405, filed April 19, 1999).
10	.22.1	First Amendment to dELiA*s , Inc. 1998 Stock Incentive Plan (incorporated by reference to Alloy’s Registration Statement on Form S-8, filed October 17, 2003 (Registration Number 333-109788)).
10.23		iTurf Inc. 1999 Amended and Restated Stock Incentive Plan (incorporated by reference to Amendment No. 2 to the iTurf Inc. registration statement on Form S-1/A filed April 6, 1999 (Registration No. 333-71123)).
10	.23.1	First Amendment to iTurf Inc. Amended and Restated 1999 Stock Incentive Plan (incorporated by reference to Alloy’s Registration Statement on Form S-8 filed October 17, 2003 (Registration Number 333-109788)).
10.24		Lease Agreement dated May 3, 1995 between dELiA*s Inc. and The Rector, Church Wardens and Vestrymen of Trinity Church in the City of New York (the ‘Lease Agreement‘); Modification and Extension of Lease Agreement, dated September 26, 1996 (incorporated by reference to the dELiA*s Inc. Registration Statement on Form S-1 filed January 25, 1999 (Registration No. 333-15153)).
10	.24.1	Agreement dated April 4, 1997 between dELiA*s Inc. and The Rector, Church Wardens and Vestrymen of Trinity Church in the City of New York, amending the Lease Agreement (incorporated by reference to dELiA*s Inc. Annual Report on Form 10-K filed).
10	.24.2	Agreement dated October 7, 1997 between dELiA*s Inc. and The Rector, Church Wardens and Vestrymen of Trinity Church in the City of New York, amending the Lease Agreement (incorporated by reference to dELiA*s Inc. Quarterly Report on Form 10-Q filed).
10.25		Lease Agreement dated January 30, 2000 by and between iTurf Inc. and the State-Whitehall Company (incorporated by reference to iTurf Inc. Annual Report on Form 10-K filed).
10.26		Loan and Security Agreement dated as of September 24, 2001 by and among Wells Fargo Retail Finance LLC, dELiA*s Corp., dELiA*s Operating Company, dELiA*s Distribution Company and dELiA*s Retail Company (incorporated by reference to dELiA*s Inc. Current Report on Form 8-K filed October 10, 2001).
10	.26.1	First Amendment to Loan and Security Agreement by and among Wells Fargo Retail Finance LLC, dELiA*s Corp., dELiA*s Operating Company, dELiA*s Distribution Company and dELiA*s Retail Company, dated October 29, 2001 (incorporated by reference to dELiA*s Corp. Quarterly Report on Form 10-Q filed December 17, 2003).
10	.26.2	Second Amendment to Loan and Security Agreement by and among Wells Fargo Retail Finance LLC, dELiA*s Corp., dELiA*s Operating Company, dELiA*s Distribution Company and dELiA*s Retail Company, dated October 21, 2002 (incorporated by reference to dELiA*s Corp. Current Report on Form 8-K filed December 13, 2002).
10	.26.3	Third Amendment to Loan and Security Agreement by and among Wells Fargo Retail Finance LLC, as lender, and dELiA*s Corp., as lead borrower and agent for the other borrowers named within, dated December 18, 2002 (incorporated by reference to dELiA*s Corp. Current Report on Form 8-K filed February 26, 2003).

Exhibit
Number

10	.26.4	Fourth Amendment to Loan and Security Agreement by and among Wells Fargo Retail Finance LLC, as lender, and dELiA*s Corp., as lead borrower and agent for the other borrowers named within, dated February 10, 2003 (incorporated by reference to dELiA*s Current Report on Form 8-K, filed February 26, 2003).
10	.26.5	Fifth Amendment to Loan and Security Agreement by and among Wells Fargo Retail Finance LLC, as lender, and dELiA*s Corp., as lead borrower and agent for the other borrowers named within, dated February 10, 2003 (incorporated by reference to dELiA*s Current Report on Form 8-K filed February 26, 2003).
10	.26.6	Sixth Amendment to Loan and Security Agreement by and among Wells Fargo Retail Finance LLC, as lender, and dELiA*s Corp., as lead borrower and agent for the other borrowers named within, dated April 29, 2003 ( incorporated by reference to dELiA*s 2002 Annual Report on Form 10-K filed May 16, 2003).
10.27		Master License Agreement, dated February 24, 2003, by and between dELiA*s Brand LLC and JLP Daisy LLC (incorporated by reference to dELiA*s Current Report on Form 8-K filed February 26, 2003).
10.28		License Agreement, dated February 24, 2003, by and between dELiA*s Corp. and dELiA*s Brand LLC (incorporated by reference to dELiA*s Current Report on Form 8-K filed February 26, 2003).
10.29		Employment Letter, dated October 27, 2003, between Alloy, Inc. and Robert Bernard (incorporated by reference to Alloy’s Quarterly Report on Form 10-Q filed December 22, 2003).
10.30		Alloy, Inc. Convertible Senior Debentures Purchase Agreement, dated as of July 17, 2003, by and among Alloy and the Initial Purchasers named therein (incorporated by reference to Alloy’s Annual Report on Form 10-K, filed May 27, 2004).
10.31		Resale Registration Rights Agreement dated as of July 31, 2003 between Alloy, Inc., Lehman Brothers, Inc., CIBC World Markets Corp., JP Morgan Securities, Inc. and SG Cowen Securities Corporation (incorporated by reference to Alloy’s Registration Statement on Form S-3, filed October 17, 2003 (Registration Number 333-109786)).
10.32		Sublease Agreement, dated as of December 3, 2003, by and between MarketSource, L.L.C. and 360 Youth, LLC (incorporated by reference to Alloy’s Annual Report on Form 10-K, filed May 27, 2004).
10.33		Mortgage Note dated August 6, 1999 made by dELiA*s Distribution Company in favor of Allfirst Bank (incorporated by reference to dELiA*s Inc. Quarterly Report on Form 10-Q filed September 14, 1999).
10	.33.1	Mortgage Note Modification Agreement and Declaration of No Set-off dated April 19, 2004, between dELiA*s Distribution Company and Manufacturers and Traders Trust Company (incorporated by reference to Alloy’s Quarterly Report on Form 10-Q, filed June 9, 2004).
10.34		Construction Loan Agreement dated August 6, 1999, among dELiA*s Distribution Company, dELiA*s Inc. and Allfirst Bank (incorporated by reference to dELiA*s Inc. Quarterly Report on Form 10-Q filed September 14, 1999).
10	.34.1	Amendment to Construction Loan Agreement, dated April 19, 2004, among dELiA*s Distribution Company, dELiA*s Corp. and Alloy, Inc. (incorporated by reference to Alloy’s Quarterly Report on Form 10-Q, filed June 9, 2004).
10.35		Continuing Guaranty dated April 19, 2004, given by dELiA*s Corp. in favor of Manufacturers and Traders Trust Company (incorporated by reference to Alloy’s Quarterly Report on Form 10-Q, filed June 9, 2004).
10	.35.1	Continuing Guaranty dated April 19, 2004, given by Alloy, Inc. in favor of Manufacturers and Traders Trust Company (incorporated by reference to Alloy’s Quarterly Report on Form 10-Q, filed June 9, 2004).
12.1		Ratio of Earnings to Fixed Charges (filed with the Registration Statement to which this Amendment No. 1 relates).
16.1		Letter from KPMG LLP to the Securities and Exchange Commission dated June 7, 2004 (incorporated by reference to Alloy’s Current Report on Form 8-K/A, filed June 9, 2004).
21.1		Subsidiaries of Alloy, Inc. as of June 30, 2004 (filed with the Registration Statement to which this Amendment No. 1 relates).
23.1		Consent of KPMG LLP, Independent Registered Public Accounting Firm (filed with the Registration Statement to which this Amendment No. 1 relates).

Exhibit
Number

23	.2*	Consent of Katten Muchin Zavis Rosenman (included in Exhibit 5.1).
24	.1*	Power of Attorney (included on signature page).
25.1		Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, under the Indenture (incorporated by reference to Alloy’s Registration Statement on Form S-3 filed October 17, 2003 (Registration Number 333-109786)).

*	Filed herewith.

(b)	Financial Statements Schedules

      Financial Statements Schedules are omitted because the information is included in the Financial Statements or notes thereto.

Item 17.	Undertakings.

(a)	The Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 15, 2004.

ALLOY, INC.
(Registrant)

By:	/s/ MATTHEW C. DIAMOND

Name: Matthew C. Diamond

Title:	Chief Executive Officer and Chairman

POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Matthew C. Diamond and Samuel A. Gradess, and each of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

      In accordance with the requirements of the Securities Act, this registration statement was signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ MATTHEW C. DIAMOND Matthew C. Diamond	Chief Executive Officer (Principal Executive Officer) and Chairman	July 15, 2004

/s/ SAMUEL A. GRADESS Samuel A. Gradess	Chief Financial Officer (Principal Financial and Accounting Officer), Secretary and Director	July 15, 2004

/s/ JAMES K. JOHNSON, JR. James K. Johnson, Jr.	President, Chief Operating Officer and Director	July 15, 2004

/s/ PETER M. GRAHAM Peter M. Graham	Director	July 15, 2004

/s/ EDWARD MONNIER Edward Monnier	Director	July 15, 2004

/s/ ANTHONY N. FIORE Anthony N. Fiore	Director	July 15, 2004

INDEX TO EXHIBITS

Exhibit
Number

2.1		Acquisition Agreement by and among Alloy, Inc., Dodger Acquisition Corp. and dELiA*s Corp., dated as of July 30, 2003 (incorporated by Reference to Alloy’s Current Report on Form 8-K filed July 31, 2003).
3.1		Restated Certificate of Incorporation of Alloy Online, Inc. (incorporated by reference to Alloy’s Registration Statement on Form S-1 filed March 10, 1999 (Registration Number 333-74159)).
3.2		Certificate of Amendment of Certificate of Incorporation of Alloy Online, Inc. (incorporated by reference to Alloy’s Current Report on Form 8-K filed August 13, 2001).
3.3		Certificate of Amendment of Restated Certificate of Incorporation of Alloy Online, Inc. (incorporated by reference to Alloy’s Current Report on Form 8-K filed March 13, 2002).
3.4		Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock of Alloy Online, Inc. (incorporated by reference to Alloy’s Current Report on Form 8-K filed June 21, 2001).
3.5		Certificate of Designations of Series C Junior Participating Preferred Stock of Alloy, Inc. (incorporated by reference to Alloy’s Current Report on Form 8-K filed April 14, 2003).
3.6		Restated Bylaws (incorporated by reference to Alloy’s Registration Statement on Form S-1 filed March 10, 1999 (Registration Number 333-74159)).
4.1		Form of Common Stock Certificate (incorporated by reference to Alloy’s Registration Statement on Form S-1 filed March 10, 1999 (Registration Number 333-74159)).
4.2		Warrant to Purchase Common Stock, dated as of November 26, 2001, issued by Alloy, Inc. to MarketSource Corporation (incorporated by reference to Alloy’s Current Report on Form 8-K filed December 11, 2001).
4.3		Warrant to Purchase Common Stock, dated as of January 28, 2002, issued by Alloy, Inc. to Fletcher International Ltd. (incorporated by reference to Alloy’s Current Report on Form 8-K/ A filed February 1, 2002).
4.4		Form of Warrant to Purchase Common Stock, dated as of June 19, 2001, issued by Alloy Online, Inc. to each of the purchasers of Alloy’s Series B Preferred Stock (incorporated by reference to Alloy’s Current Report on Form 8-K filed June 21, 2001).
4.5		Warrant to Purchase Common Stock, dated as of March 18, 2002, issued by Alloy, Inc. to Craig T. Johnson (incorporated by reference to Alloy’s 2002 Annual Report on form 10-K filed May 1, 2003).
4.6		Warrants to Purchase Common Stock, dated as of March 18, 2002, issued by Alloy, Inc. to (i) Debra Lynn Millman, (ii) Kim Suzanne Millman, and (iii) Ronald J. Bujarski (substantially identical to Warrant referenced as Exhibit 4.5 in all material respects, and not filed with Alloy’s 2002 Annual Report on Form 10-K, filed May 1, 2003, pursuant to Instruction 2 of Item 601 of Regulation S-K).
4.7		Warrant to Purchase Common Stock, dated as of November 1, 2002, issued by Alloy, Inc. to Alan M. Weisman (incorporated by reference to Alloy’s 2002 Annual Report on form 10-K filed May 1, 2003).
4.8		Form of 5.375% Global Convertible Senior Debenture due 2023 in the aggregate principal amount of $69,300,000 (incorporated by reference to Alloy’s Registration Statement on Form S-3 filed October 17, 2003 (Registration Number 333-109786)).
4.9		Indenture between Alloy, Inc. and Deutsche Bank Trust Company Americas, dated as of July 23, 2003 (incorporated by reference to Alloy’s Registration Statement on Form S-3 filed October 17, 2003 (Registration Number 333-109786)).
5	.1*	Opinion of Katten Muchin Zavis Rosenman regarding the legality of the debentures and shares of common stock being registered.
10.1		Alloy, Inc. Amended and Restated 1997 Employee, Director and Consultant Stock Option and Stock Incentive Plan (incorporated by reference to Alloy’s 2002 Annual Report on form 10-K filed May 1, 2003).

Exhibit
Number

10	.1.1	First Amendment to Alloy, Inc. Amended and Restated 1997 Employee, Director and Consultant Stock Option and Stock Incentive Plan (incorporated by reference to Alloy’s Proxy Statement on Schedule 14A filed on June 2, 2003).
10	.1.2	Second Amendment to Alloy, Inc. Amended and Restated 1997 Employee, Director and Consultant Stock Option and Stock Incentive Plan (incorporated by reference to Alloy’s Registration Statement on Form S-8 filed October 17, 2003 (Registration Number 333-109788)).
10.2		Amended and Restated Alloy, Inc. 2002 Incentive and Non-Qualified Stock Option Plan (incorporated by reference to Alloy’s 2002 Annual Report on Form 10-K filed May 1, 2003).
10.3		Employment Agreement dated February 1, 2004 between Matthew C. Diamond and Alloy Inc. (incorporated by reference to Alloy’s Annual Report on Form 10-K, filed May 27, 2004)
10.4		Employment Agreement dated February 1, 2004 between James K. Johnson, Jr. and Alloy, Inc. (incorporated by reference to Alloy’s Annual Report on Form 10-K, filed May 27, 2004).
10.5		Employment Agreement dated April 19, 1999 between Samuel A. Gradess and Alloy Online, Inc. (incorporated by reference to Alloy’s Registration Statement on Form S-1 filed March 10, 1999 (Registration Number 333-74159)).
10.6		Non-Competition and Confidentiality Agreement dated November 24, 1998 between Matthew C. Diamond and Alloy Online, Inc. (incorporated by reference to Alloy’s Registration Statement on Form S-1 filed March 10, 1999 (Registration Number 333-74159)).
10.7		Non-Competition and Confidentiality Agreement dated November 24, 1998 between James K. Johnson, Jr. and Alloy Online, Inc. (incorporated by reference to Alloy’s Registration Statement on Form S-1 filed March 10, 1999 (Registration Number 333-74159)).
10.8		Non-Competition and Confidentiality Agreement dated November 24, 1998 between Samuel A. Gradess and Alloy Online, Inc. (incorporated by reference to Alloy’s Registration Statement on Form S-1 filed March 10, 1999 (Registration Number 333-74159)).
10.9		Employment Offer Letter dated May 24, 2000 between Robert Bell and Alloy Online, Inc. (incorporated by reference to Alloy’s 2000 Annual Report on Form 10-K filed May 1, 2001).
10.10		Non-Competition and Confidentiality Agreement dated March 24, 2000 between Robert Bell and Alloy Online, Inc. (incorporated by reference to Alloy’s 2000 Annual Report on Form 10-K filed May 1, 2001).
10.11		Incentive Stock Option Agreement dated as of July 19, 2000 between Alloy Online, Inc. and Robert Bell (incorporated by reference to Alloy’s 2000 Annual Report on Form 10-K filed May 1, 2001).
10.12		Non-Qualified Stock Option Agreement dated as of July 19, 2000 between Alloy Online, Inc. and Robert Bell (incorporated by reference to Alloy’s 2000 Annual Report on Form 10-K filed May 1, 2001).
10.13		Flexible Standardized 401(k) Profit Sharing Plan Adoption Agreement (incorporated by reference to Alloy’s Registration Statement on Form S-1 filed March 10, 1999 (Registration Number 333-74159)).
10.14		1999 Employee Stock Purchase Plan (incorporated by reference to Amendment No. 2 to Alloy’s Registration Statement on Form S-1/A filed April 22, 1999 (Registration Number 333-74159)).
10.15		Registration Rights Agreement, dated as of June 19, 2001, by and among Alloy Online, Inc, BayStar Capital, L.P., BayStar International, Ltd., Lambros, L.P., Crosslink Crossover Fund III, L.P., Offshore Crosslink Crossover Fund III Unit Trust, Bayview Partners, the Peter M. Graham Money Purchase Plan and Trust and Elyssa Kellerman (incorporated by reference to Alloy’s Current Report on Form 8-K filed June 20, 2001).
10.16		Standard Office Lease between Arden Realty Finance Partnership, L.P. and Cass Communications, Inc., dated as of September 11, 1998 (incorporated by reference to Alloy’s Quarterly Report on Form 10-Q filed September 14, 2001).
10	.16.1	First Amendment to Standard Office Lease, dated as of November 1, 2001, by and between Arden Realty Finance Partnership, L.P. and Alloy, Inc. (incorporated by reference to Alloy’s 2001 Annual Report on Form 10-K filed May 1, 2002).
10.17		Lease Agreement by and between Bike Land, LLC and Dan’s Competition, Inc., dated September 28, 2001 (incorporated by reference to Alloy’s Quarterly Report on Form 10-Q filed December 17, 2001).

Exhibit
Number

10.18		Modification to Lease, dated November 2, 1999, by and between Alloy, Inc. and Abner Properties Company, dated April 16, 2002 (incorporated by reference to Alloy’s Quarterly Report on Form 10-Q filed June 14, 2002).
10	.18.1	Second Lease Modification Agreement between Alloy, Inc. and Abner Properties Company, c/o Williams Real Estate Co., Inc., dated as of January 28, 2002 (incorporated by reference to Alloy’s Annual Report on Form 10-K filed May 1, 2002). Third lease modification dated August 31, 2002.
10	.18.2	Third Lease Modification and Extension Agreement, dated as of August 31, 2002 between Abner Properties Company c/o Williams USA Realty Services, Inc. and Alloy, Inc. (incorporated by reference to Alloy’s Quarterly Report on Form 10-Q filed December 16, 2002).
10.19		Assignment and Assumption of Lease between Alloy, Inc. and Goldfarb & Abrandt dated as of February 1, 2002 (incorporated by reference to Alloy’s Annual Report on Form 10-K filed May 1, 2002).
10.20		Master Services Agreement, dated as of February 1, 2002, by and between NewRoads, Inc. and Alloy, Inc. (incorporated by reference to Alloy’s Quarterly Report on Form 10-Q filed June 14, 2002).
10.21		Amended and Restated 1996 Stock Incentive Plan of dELiA*s Inc. (incorporated by reference to dELiA*s Inc. Schedule 14A filed June 12, 1998).
10	.21.1	First Amendment to dELiA*s Inc. Amended and Restated 1996 Stock Incentive Plan (incorporated by reference to Alloy’s Registration Statement on Form S-8 filed October 17, 2003 (Registration Number 333-109788)).
10.22		1998 Stock Incentive Plan of dELiA*s Inc. (incorporated by reference to dELiA*s Inc. Annual Report on Form 10-K405, filed April 19, 1999).
10	.22.1	First Amendment to dELiA*s , Inc. 1998 Stock Incentive Plan (incorporated by reference to Alloy’s Registration Statement on Form S-8, filed October 17, 2003 (Registration Number 333-109788)).
10.23		iTurf Inc. 1999 Amended and Restated Stock Incentive Plan (incorporated by reference to Amendment No. 2 to the iTurf Inc. registration statement on Form S-1/A filed April 6, 1999 (Registration No. 333-71123)).
10	.23.1	First Amendment to iTurf Inc. Amended and Restated 1999 Stock Incentive Plan (incorporated by reference to Alloy’s Registration Statement on Form S-8 filed October 17, 2003 (Registration Number 333-109788)).
10.24		Lease Agreement dated May 3, 1995 between dELiA*s Inc. and The Rector, Church Wardens and Vestrymen of Trinity Church in the City of New York (the ‘Lease Agreement‘); Modification and Extension of Lease Agreement, dated September 26, 1996 (incorporated by reference to the dELiA*s Inc. Registration Statement on Form S-1 filed January 25, 1999 (Registration No. 333-15153)).
10	.24.1	Agreement dated April 4, 1997 between dELiA*s Inc. and The Rector, Church Wardens and Vestrymen of Trinity Church in the City of New York, amending the Lease Agreement (incorporated by reference to dELiA*s Inc. Annual Report on Form 10-K filed).
10	.24.2	Agreement dated October 7, 1997 between dELiA*s Inc. and The Rector, Church Wardens and Vestrymen of Trinity Church in the City of New York, amending the Lease Agreement (incorporated by reference to dELiA*s Inc. Quarterly Report on Form 10-Q filed).
10.25		Lease Agreement dated January 30, 2000 by and between iTurf Inc. and the State-Whitehall Company (incorporated by reference to iTurf Inc. Annual Report on Form 10-K filed).
10.26		Loan and Security Agreement dated as of September 24, 2001 by and among Wells Fargo Retail Finance LLC, dELiA*s Corp., dELiA*s Operating Company, dELiA*s Distribution Company and dELiA*s Retail Company (incorporated by reference to dELiA*s Inc. Current Report on Form 8-K filed October 10, 2001).
10	.26.1	First Amendment to Loan and Security Agreement by and among Wells Fargo Retail Finance LLC, dELiA*s Corp., dELiA*s Operating Company, dELiA*s Distribution Company and dELiA*s Retail Company, dated October 29, 2001 (incorporated by reference to dELiA*s Corp. Quarterly Report on Form 10-Q filed December 17, 2003).
10	.26.2	Second Amendment to Loan and Security Agreement by and among Wells Fargo Retail Finance LLC, dELiA*s Corp., dELiA*s Operating Company, dELiA*s Distribution Company and dELiA*s Retail Company, dated October 21, 2002 (incorporated by reference to dELiA*s Corp. Current Report on Form 8-K filed December 13, 2002).

Exhibit
Number

10	.26.3	Third Amendment to Loan and Security Agreement by and among Wells Fargo Retail Finance LLC, as lender, and dELiA*s Corp., as lead borrower and agent for the other borrowers named within, dated December 18, 2002 (incorporated by reference to dELiA*s Corp. Current Report on Form 8-K filed February 26, 2003).
10	.26.4	Fourth Amendment to Loan and Security Agreement by and among Wells Fargo Retail Finance LLC, as lender, and dELiA*s Corp., as lead borrower and agent for the other borrowers named within, dated February 10, 2003 (incorporated by reference to dELiA*s Current Report on Form 8-K, filed February 26, 2003).
10	.26.5	Fifth Amendment to Loan and Security Agreement by and among Wells Fargo Retail Finance LLC, as lender, and dELiA*s Corp., as lead borrower and agent for the other borrowers named within, dated February 10, 2003 (incorporated by reference to dELiA*s Current Report on Form 8-K filed February 26, 2003).
10	.26.6	Sixth Amendment to Loan and Security Agreement by and among Wells Fargo Retail Finance LLC, as lender, and dELiA*s Corp., as lead borrower and agent for the other borrowers named within, dated April 29, 2003 ( incorporated by reference to dELiA*s 2002 Annual Report on Form 10-K filed May 16, 2003).
10.27		Master License Agreement, dated February 24, 2003, by and between dELiA*s Brand LLC and JLP Daisy LLC (incorporated by reference to dELiA*s Current Report on Form 8-K filed February 26, 2003).
10.28		License Agreement, dated February 24, 2003, by and between dELiA*s Corp. and dELiA*s Brand LLC (incorporated by reference to dELiA*s Current Report on Form 8-K filed February 26, 2003).
10.29		Employment Letter, dated October 27, 2003, between Alloy, Inc. and Robert Bernard (incorporated by reference to Alloy’s Quarterly Report on Form 10-Q filed December 22, 2003).
10.30		Alloy, Inc. Convertible Senior Debentures Purchase Agreement, dated as of July 17, 2003, by and among Alloy and the Initial Purchasers named therein (incorporated by reference to Alloy’s Annual Report on Form 10-K, filed May 27, 2004).
10.31		Resale Registration Rights Agreement dated as of July 31, 2003 between Alloy, Inc., Lehman Brothers, Inc., CIBC World Markets Corp., JP Morgan Securities, Inc. and SG Cowen Securities Corporation (incorporated by reference to Alloy’s Registration Statement on Form S-3, filed October 17, 2003 (Registration Number 333-109786)).
10.32		Sublease Agreement, dated as of December 3, 2003, by and between MarketSource, L.L.C. and 360 Youth, LLC (incorporated by reference to Alloy’s Annual Report on Form 10-K, filed May 27, 2004).
10.33		Mortgage Note dated August 6, 1999 made by dELiA*s Distribution Company in favor of Allfirst Bank (incorporated by reference to dELiA*s Inc. Quarterly Report on Form 10-Q filed September 14, 1999).
10	.33.1	Mortgage Note Modification Agreement and Declaration of No Set-off dated April 19, 2004, between dELiA*s Distribution Company and Manufacturers and Traders Trust Company (incorporated by reference to Alloy’s Quarterly Report on Form 10-Q, filed June 9, 2004).
10.34		Construction Loan Agreement dated August 6, 1999, among dELiA*s Distribution Company, dELiA*s Inc. and Allfirst Bank (incorporated by reference to dELiA*s Inc. Quarterly Report on Form 10-Q filed September 14, 1999).
10	.34.1	Amendment to Construction Loan Agreement, dated April 19, 2004, among dELiA*s Distribution Company, dELiA*s Corp. and Alloy, Inc. (incorporated by reference to Alloy’s Quarterly Report on Form 10-Q, filed June 9, 2004).
10.35		Continuing Guaranty dated April 19, 2004, given by dELiA*s Corp. in favor of Manufacturers and Traders Trust Company (incorporated by reference to Alloy’s Quarterly Report on Form 10-Q, filed June 9, 2004).
10	.35.1	Continuing Guaranty dated April 19, 2004, given by Alloy, Inc. in favor of Manufacturers and Traders Trust Company (incorporated by reference to Alloy’s Quarterly Report on Form 10-Q, filed June 9, 2004).
12.1		Ratio of Earnings to Fixed Charges (filed with the Registration statement to which this Amendment No. 1 relates).
16.1		Letter from KPMG LLP to the Securities and Exchange Commission dated June 7, 2004 (incorporated by reference to Alloy’s Current Report on Form 8-K/A, filed June 9, 2004.

Exhibit
Number

21.1		Subsidiaries of Alloy, Inc. as of June 30, 2004 (filed with the Registration statement to which this Amendment No. 1 relates).
23.1		Consent of KPMG LLP, Independent Registered Public Accounting Firm (filed with the Registration Statement to which this Amendment No. 1 relates).
23	.2*	Consent of Katten Muchin Zavis Rosenman (included in Exhibit 5.1).
24	.1*	Power of Attorney (included on signature page).
25.1		Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, under the Indenture (incorporated by reference to Alloy’s Registration Statement on Form S-3 filed October 17, 2003 (Registration Number 333-109786)).

*	Filed herewith.